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                                                                      EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement Nos. 333-06477, 333-22063, 333-25457, 333-67731, 333-75677, 333-83239 and 333-96145
on Form S-3 and Nos. 333-29447 and 333-91143 on Form S-8 of Globalstar Telecommunications Limited of our reports dated April 5, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern), on the financial statements of Globalstar Telecommunications Limited, the consolidated financial statements of Globalstar, L.P. and the balance sheets of Globalstar Capital Corporation and Loral/ QUALCOMM Satellite Services, L.P. appearing in this Annual Report on Form 10-K of Globalstar Telecommunications Limited and Globalstar, L.P. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 12, 2002

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